UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 1, 2005

TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	1-32600	23-2707366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada		M6K 3M1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 1, 2005, Tucows, Inc., a Pennsylvania corporation (“Tucows” or the “Company”), through its wholly-owned subsidiary Tucows.com Co., a corporation organized under the laws of Nova Scotia, entered into a consulting agreement with Mr. Eugene Fiume (the “Consulting Agreement” or the “Agreement”).  On June 1, 2005, Mr. Fiume was subsequently elected as a director of the Company.  A copy of the Consulting Agreement with Mr. Fiume is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the Consulting Agreement, Mr. Fiume will evaluate Tucows’ software strategy, from time to time as Tucows may request, for a fee of Cdn.$1,500.00 per 8 hour day.  As of September 27, 2005, the aggregate amount of compensation paid to Mr. Fiume under the Consulting Agreement was Cdn.$66,607.50.  The Company anticipates compensating Mr. Fiume an additional Cdn.$8,025.00 for other recent services rendered under the Agreement.  The Consulting Agreement contains standard confidentiality provisions that survive termination of the Agreement, as well as non-solicitation and non-competition provisions that survive for a period of one year following the termination of the Agreement.  The Consulting Agreement shall terminate on September 30, 2005.

The information regarding the Consulting Agreement set forth in paragraphs 1 and 2 above does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Exhibit

10.1	Consulting Agreement, dated as of February 1, 2005, between Tucows.com Co. and Eugene Fiume.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: September 27, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Consulting Agreement, dated as of February 1, 2005, between Tucows.com Co. and Eugene Fiume.